Exhibit 99.1

Company Contact:

Opexa Therapeutics, Inc.

Karthik Radhakrishnan

281.775.0600

kradhakrishnan@opexatherapeutics.com

Opexa Therapeutics, Inc. Announces Proposed

Public Offering of Common Stock

THE WOODLANDS, Texas (September 15, 2014) – Opexa Therapeutics, Inc. (NASDAQ: OPXA), a company developing a novel T-cell therapy for multiple sclerosis (MS), today announced that it intends to offer shares of its common stock in an underwritten public offering. All of the shares in the offering are to be sold by Opexa. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Opexa intends to use the net proceeds from the offering (i) to continue funding the ongoing Abili-T clinical study of Tcelna in patients with Secondary Progressive MS, (ii) to continue preclinical and manufacturing activities for OPX-212 in patients with neuromyelitis optica (NMO), and if such activities are successful, to file an IND application with the FDA to initiate a Phase 1/2 proof-of-concept study, and (iii) for general corporate purposes (including working capital, research and development, business development and operational purposes). Opexa’s resources are not adequate to permit completion of these studies, and it will need to secure additional resources to complete these studies and support operations during the course of the trials.

Aegis Capital Corp. is acting as sole book-running manager in this offering.

The offering is made pursuant to a shelf registration statement on Form S-3 that was filed by Opexa with the Securities and Exchange Commission (SEC) and declared effective by the SEC on December 5, 2012. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s web site at http://www.sec.gov. Copies of the preliminary prospectus supplement relating to these securities may also be obtained from the offices of Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, via telephone at (212) 813-1010, or via email at prospectus@aegiscap.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Opexa

Opexa is a biopharmaceutical company developing a personalized immunotherapy with the potential to treat major illnesses, including multiple sclerosis (MS) as well as other autoimmune diseases such as neuromyelitis optica (NMO). These therapies are based on Opexa’s proprietary T-cell technology. The

Company’s leading therapy candidate, Tcelna®, is a personalized T-cell immunotherapy that is in a Phase IIb clinical development program (the Abili-T trial) for the treatment of Secondary Progressive MS. Tcelna is derived from T-cells isolated from the patient’s peripheral blood, expanded ex vivo, and reintroduced into the patients via subcutaneous injections. This process triggers a potent immune response against specific subsets of autoreactive T-cells known to attack myelin.

About Multiple Sclerosis (MS)

Multiple Sclerosis is a chronic, inflammatory condition of the central nervous system and is the most common, non-traumatic, disabling neurological disease in young adults. It is estimated that approximately two million people have MS worldwide.

While symptoms can vary, the most common symptoms of MS include blurred vision, numbness or tingling in the limbs and problems with strength and coordination. The relapsing forms of MS are the most common. The Secondary Progressive form of MS represents about a third of the MS patient population.

About Tcelna

Tcelna® is a potential personalized therapy that is under development to be specifically tailored to each patient’s disease profile. Tcelna is manufactured using ImmPath®, Opexa’s proprietary method for the production of a patient-specific T-cell immunotherapy, which encompasses the collection of blood from the MS patient, isolation of peripheral blood mononuclear cells, generation of an autologous pool of myelin-reactive T-cells (MRTCs) raised against selected peptides from myelin basic protein (MBP), myelin oligodendrocyte glycoprotein (MOG) and proteolipid protein (PLP), and the return of these expanded, irradiated T-cells back to the patient. These attenuated T-cells are reintroduced into the patient via subcutaneous injection to trigger a therapeutic immune system response.

Opexa is currently conducting a Phase IIb study of Tcelna. Named “Abili-T,” the trial is a randomized, double-blind, placebo-controlled clinical study in patients who demonstrate evidence of disease progression with or without associated relapses. The trial is expected to enroll 180 patients at approximately 33 leading clinical sites in the U.S. and Canada with each patient receiving two annual courses of Tcelna treatment consisting of five subcutaneous injections per year. The trial’s primary efficacy outcome is the percentage of brain volume change (atrophy) at 24 months. Study investigators will also measure several important secondary outcomes commonly associated with MS, including disease progression as measured by the Expanded Disability Status Scale (EDSS), annualized relapse rate and changes in disability as measured by EDSS and the MS Functional Composite.

About Neuromyelitis Optica (NMO)

NMO is a rare autoimmune disorder in which immune system cells and antibodies mistakenly attack and destroy myelin cells in the optic nerves and the spinal cord. The damage to the optic nerves produces swelling and inflammation that cause pain and loss of vision; the damage to the spinal cord causes weakness or paralysis in the legs or arms, loss of sensation, and problems with bladder and bowel function. NMO affects approximately 4,800 people in the U.S. and the worldwide estimated prevalence is 1-2 people per 100,000 population. There is no cure for NMO and there are no FDA-approved therapies, other than to treat an attack while it is happening, to reduce symptoms and to prevent relapses.

For more information, visit the Opexa Therapeutics website at www.opexatherapeutics.com.

Cautionary Statement Relating to Forward - Looking Information for the Purpose of “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements contained in this release, other than statements of historical fact, constitute “forward-looking statements.” The words “expects,” “believes,” “potential,” “possibly,” “estimates,” “may,” “could” and “intends,” as well as similar expressions, are intended to identify forward-looking statements. These forward-looking statements do not constitute guarantees of future performance. Investors are cautioned that statements which are not strictly historical statements, including, without limitation, statements regarding plans and objectives for product development (including for Tcelna (imilecleucel T) and OPX-212), constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks and uncertainties include, without limitation, risks associated with the following: market conditions; our capital position; our ability to compete with larger, better financed pharmaceutical and biotechnology companies; new approaches to the treatment of our targeted diseases such as MS and NMO; our expectation of incurring continued losses; our uncertainty of developing a marketable product; our ability to raise additional capital to continue our development programs (including to undertake and complete any ongoing or further clinical studies for Tcelna, to complete preclinical development activities and potentially file an IND for OPX-212, and potentially to conduct a Phase 1/2 proof-of-concept study for OPX-212 in NMO); our ability to maintain compliance with NASDAQ listing standards; the success of our clinical trials (including the Phase IIb trial for Tcelna in secondary progressive MS which, depending upon results, may determine whether Ares Trading SA (Merck), a wholly owned subsidiary of Merck Serono S.A., elects to exercise its option (Option) to acquire an exclusive, worldwide (excluding Japan) license of our Tcelna program for the treatment of MS); the success of our development programs (including the preclinical development activities with respect to OPX 212); whether Merck exercises its Option and, if so, whether we receive any development or commercialization milestone payments or royalties from Merck pursuant to the Option; our dependence (if Merck exercises its Option) on the resources and abilities of Merck for the further development of Tcelna; the efficacy of Tcelna for any particular indication, such as for Relapsing Remitting MS or Secondary Progressive MS; our ability to develop and commercialize products; our ability to obtain required regulatory approvals; our compliance with all FDA regulations; our ability to obtain, maintain and protect intellectual property rights (including for Tcelna and future pipeline candidates such as OPX-212); the risk of litigation regarding our intellectual property rights or the rights of third parties; our limited manufacturing capabilities; our dependence on third-party suppliers and manufacturers; our ability to hire and retain skilled personnel; our volatile stock price; and other risks detailed in our filings with the SEC. These forward-looking statements speak only as of the date made. We assume no obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any changes in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

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